                                                                    EXHIBIT 10.3



                                    LEASE SUMMARY


TITLE OF LEASE:     Building Lease Agreement

DATE OF LEASE:      March 23, 1994

LESSOR:             Beijing Chao Yi Trade and Development Company

LESSEE:             Beijing Brighton Staq Electronic System Co. Ltd.

PROPERTY OR SUITE LEASED:     15 Guang Hua Road, Ritan Office Building, Chao
                              Yang District, Beijing, China

TERM:     May 1, 1994 - April 30, 1999

TERMINATION RIGHTS: 3 months notice or 3 months rental payment

RENEWAL OPTIONS:    6 months written notice prior to end of term

RENT:     Year 1 and 2   U.S. $ 90,000.00/Annum
          Year 3         U.S. $103,725.00/Annum
          Year 4         U.S. $104,186.25/Annum
          Year 5         U.S. $109,395.56/Annum

ASSIGNMENT:    Not permitted.

GOVERNING JURISDICTION:  China